                         INDEPENDENT AUDITORS' CONSENT


Merrill Lynch Oregon Municipal Bond Fund of
Merrill Lynch Multi-State Municipal Series Trust:


We consent to the use in Post-Effective Amendment No. 6 to Registration Statement No. 33-64502 of our report dated September 5, 1997 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption 'Financial Highlights' appearing in the Prospectus, which also is a part of such Registration Statement.


Deloitte & Touche LLP
Princeton, New Jersey
November 14, 1997